Exhibit 5.0
                                  LECLAIR RYAN
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      ELEVENTH FLOOR, 707 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219


                            TELEPHONE: (804) 783-2003



                                  June 21, 1999



Board of Directors
Union Bankshares Corporation
P. O. Box 446
212 N. Main Street
Bowling Green, Virginia 22427

                       Registration Statement on Form S-3

Gentlemen:

                  We have acted as counsel to Union Bankshares Corporation, a Virginia corporation (the "Company"), in connection with the preparation and filing of the Company's registration statement on Form S-3 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on June 21, 1999 pursuant to the Securities Act of 1933, as amended (the "Act").

                  The Registration Statement registers 61,490 shares (the "Shares") of the Company's common stock, $2.00 par value per share (the "Common Stock"), for resale by certain shareholders of the Company who acquired the Shares pursuant to an exemption from the registration requirements contained in
Section 5 of the Act.

                  In connection with this opinion, we have examined (a) the Registration Statement and the prospectus contained therein, (b) the Company's Articles of Incorporation and Bylaws, both as amended to date, and (c) originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below (collectively, the "Documents").

                  We are relying without any independent investigation thereof upon the truth and accuracy of all statements, covenants, representations and warranties set forth in the Documents.

                  On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and are duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.

                  We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or that we are "experts" within the meaning of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     LECLAIR RYAN,
                                                     A Professional Corporation


                                                     By: /s/ Alfred J. T. Byrne
                                                         ----------------------
                                                             Alfred J. T. Byrne
                                                             Vice President